Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On September 29, 2022, Solid Biosciences Inc. (the “Company” or “Solid”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Greenland Merger Sub LLC, a Delaware limited liability corporation and a wholly owned subsidiary of the Company (“Transitory Subsidiary”), and AavantiBio, Inc., a Delaware corporation (“AavantiBio”). The Merger Agreement provided for the acquisition of AavantiBio by the Company through the merger of Transitory Subsidiary into AavantiBio, with AavantiBio surviving as a wholly owned subsidiary of the Company (the “Acquisition”). The Acquisition was completed on December 2, 2022. In connection with the Acquisition, on September 29, 2022, the Company entered into securities purchase agreements (the “Securities Purchase Agreement”) with several accredited investors pursuant to which Solid agreed to issue and sell to the investors in a private placement (the “Private Placement”) an aggregate of 10,638,290 shares of Solid’s common stock, at a price per share of $7.05. The Private Placement closed immediately following the closing of the Acquisition.

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated effect of the acquisition by the Company of 100% of the issued and outstanding shares of AavantiBio pursuant to the terms of the Merger Agreement for a purchase price of approximately $9.2 million (the “Purchase Price”) as discussed in Note 2.

It is anticipated that the Acquisition will be accounted for as a business combination in which the Company, as the accounting acquirer, will record the assets acquired and liabilities assumed of AavantiBio at their fair values as of the acquisition date. As discussed in Note 2 below, the estimated fair values of the assets acquired and liabilities assumed by the Company are preliminary and there can be no assurance that such finalization will not result in material changes to the unaudited pro forma condensed combined financial information presented. Additionally, the pro forma presentation of the Private Placement presented herein is also preliminary. Actual results will differ from the unaudited pro forma condensed combined financial information provided herein once the Company has completed a detailed analysis. There can be no assurance that such finalization of the items above will not result in material changes to the unaudited pro forma condensed combined financial information presented.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 gives effect to the Acquisition as if it took place on September 30, 2022 and combines the historical balance sheets of Solid and AavantiBio as of such date. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 give effect to the Acquisition as if it took place as of January 1, 2021 and such statements combine the historical results of Solid and AavantiBio for each period. The historical financial statements of Solid and AavantiBio have been adjusted to give pro forma effect to events that are reasonable and supportable at the date hereof.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies, if any. The unaudited pro forma condensed combined financial information is preliminary and has been prepared for informational purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Company acquired AavantiBio during the specified periods.

The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate Solid historical financial statements and management’s discussion and analysis of financial condition and results of operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on March 14, 2022 and the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2022 filed with the Securities and Exchange Commission on November 10, 2022. The unaudited pro forma condensed combined financial information, including the notes thereto, should also be read in conjunction with the separate AavantiBio historical financial statements included in the Company’s Current Report on Form 8-K (Exhibit No. 99.3) filed with the Securities and Exchange Commission on December 5, 2022 and the AavantiBio management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2021 included in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on November 7, 2022.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (in thousands, except share and per share data) As of September 30, 2022

	As of September 30,						As of September 30,
	2022						2022
	Solid	AavantiBio,	Transaction Accounting Adjustments				Pro Forma
	Biosciences Inc.	Inc.	Acquisition		Private		Condensed
	(Historical)	(Historical)			Placement		Combined
ASSETS
Current assets:
Cash and cash equivalents	$48,790	$37,609	$—		$72,800	D	$159,199
Available-for-sale securities	93,367	—	—				93,367
Prepaid expenses and other current assets	5,115	434	—				5,549
Restricted cash, current	237	—	—				237

Total current assets	147,509	38,043	—		72,800		258,352

Property and equipment, net	6,266	2,888	—				9,154
Operating lease, right-of-use assets	28,444	3,444	—				31,888
Other non-current assets	422	22	—				444
In-process Research & Development	—	—	6,400	A			6,400
Restricted cash	1,833	—	—				1,833

TOTAL ASSETS	184,474	44,397	6,400		72,800		308,071

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable	5,150	4,029	—				9,179
Accrued expenses	10,275	1,129	3,568	E			16,762
			1,790	F
Operating lease liabilities-ROU-current	1,062	1,120	—				2,182
Finance lease liabilities	353	—	—				353
Deferred revenue - related party	85	—	—				85

Total current liabilities	16,925	6,278	5,358		—		28,561

Operating lease liabilities-ROU-noncurrent	24,274	2,686	—				26,960
Share repurchase liability	—	220	—				220
Derivative liability	—	1,790	(1,790)	F			—
Other	—	—	—				—

Total liabilities	41,199	10,974	3,568		—		55,741

COMMITMENTS AND CONTINGENCIES	—	—	—		—		—
TEMPORARY EQUITY
Preferred stock	—	102,371	(102,371)	B	—		—

STOCKHOLDERS’ EQUITY
Common stock	8	1	1	A	11	D	20
			(1)	B
Additional paid-in capital	691,050	6,539	9,167	A	72,789	D	773,006
			(6,539)	B
Accumulated other comprehensive loss	(196)	—	—				(196)
Accumulated deficit	(547,587)	(75,488)	30,655	A			(520,500)
			75,488	B
			(3,568)	E

	As of September 30,				As of September 30,
	2022				2022
	Solid	AavantiBio,	Transaction Accounting Adjustments		Pro Forma
	Biosciences Inc.	Inc.	Acquisition	Private	Condensed
	(Historical)	(Historical)		Placement	Combined
Total stockholders’ equity (deficit)	143,275	(68,948)	105,203	72,800	252,330
		—	—		—

Total liabilities, temporary equity and stockholders’ equity	$184,474	$44,397	$6,400	$72,800	$308,071

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2022, are as follows:

(A) Issuance of the Company’s common stock as Acquisition consideration, the preliminary purchase price allocation to assets acquired and liabilities assumed, and the resulting recognition of a bargain purchase gain as discussed in Note 2.

(B) Elimination of AavantiBio’s historical equity.

(C) There is no tax impact of the acquired In-process Research & Development acquired by the Company as deferred tax liabilities are expected to be offset by existing deferred tax assets.

(D) The sale and issuance in the Private Placement of 10,638,290 shares of the Company’s common stock at a price of $7.05 per share, yielding approximately $72.8 million, net of estimated issuance costs.

(E) Estimated transaction costs to be incurred by the Company subsequent to September 30, 2022.

(F) The derivative liability associated with the payment due upon a change in control will be known upon the closing of the Acquisition and therefore will no longer be accounted for as a derivative. The payment due upon a change in control will be classified as an accrued expense assumed by the Company in the purchase price allocation.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (in thousands, except share and per share data) For the Nine Months Ended September 30, 2022

	For the Nine Months			For the Nine Months
	Ended September 30, 2022			Ended September 30, 2022
	Solid Biosciences Inc. (Historical)	AavantiBio, Inc. (Historical)	Acquisition Accounting Adjustments	Pro Forma Condensed Combined
Revenue	$8,094	$—	$—	$8,094
Operating expenses:
Research and development	57,130	25,520	—	82,650
General and administrative	21,330	7,624	—	28,954
Restructuring charges	1,520	—	—	1,520

Total operating expenses	79,980	33,144	—	113,124

Loss from operations	(71,886)	(33,144)	—	(105,030)
Other income, net:
Interest income, net	1,056	—	—	1,056
Changes in fair value of derivative liability	—	1,865	—	1,865

Total other income (expense)	1,056	1,865	—	2,921

Net income (loss)	$(70,830)	$(31,279)	$—	$(102,109)

Weighted common shares outstanding - basic	7,521,411	N/A	11,992,548	19,513,959
Weighted common shares outstanding - diluted	7,521,411	N/A	11,992,548	19,513,959
Basic and diluted net loss per share	$(9.42)	N/A		$(5.23)

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (in thousands, except share and per share data) For the Year Ended December 31, 2021

	For the Year Ended				For the Year Ended
	December 31, 2021				December 31, 2021
	Solid Biosciences Inc. (Historical)	AavantiBio, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Condensed Combined
Revenue	$13,620	$—	$—		$13,620
Operating expenses:
Research and development	58,739	26,387	—		85,126
General and administrative	27,135	9,172	3,568	AA	39,875

Total operating expenses	85,874	—	3,568		125,011

Loss from operations	(72,254)	(35,559)	(3,568)		(111,381)
Other income, net:
Interest income, net	64	—	—		64
Other income	2	—	30,655	BB	30,657
Changes in fair value of derivative liability	—	(1,035)	—		(1,035)

Total other income (expense)	66	(1,035)	30,655		29,686

Net income (loss)	$(72,188)	$(36,594)	$27,087		$(81,695)

Weighted common shares outstanding - basic	7,118,024	N/A	11,992,548		19,110,572
Weighted common shares outstanding - diluted	7,118,024	N/A	11,992,548		19,110,572
Basic and diluted net loss per share	$(10.14)	N/A			$(4.27)

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, are as follows:

(AA)	Estimated transaction costs to be incurred by the Company subsequent to September 30, 2022.

(BB)	Represents the excess of the net assets acquired over the purchase price consideration, or bargain purchase gain as discussed in Note 2.

Note 1. Basis of Pro Forma Presentation

After completion of the Acquisition, the consolidated financial statements of the consolidated entity will be prepared and presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The accompanying unaudited pro forma combined financial information was prepared in accordance with Article 11 of the SEC’s Regulation S-X and in accordance with U.S. GAAP and includes as follows:

1. The unaudited pro forma condensed combined balance sheet as of September 30, 2022, combines (i) the unaudited condensed balance sheet of Solid as of September 30, 2022 as filed in the Company’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission on November 10, 2022, as if the Acquisition had been completed on September 30, 2022 and (ii) the unaudited balance sheet of AavantiBio as of September 30, 2022 as filed as an exhibit to the Company’s Current Report on Form 8-K (Exhibit No. 99.3) with the Securities and Exchange Commission on December 5, 2022, and gives effect to the Acquisition as if it took place on September 30, 2022.

2. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 combines (i) the unaudited interim condensed statement of operations of Solid for the nine months ended September 30, 2022 as filed in the Company’s Quarterly Report on Form 10-Q with the Securities Exchange Commission on November 10, 2022, and (ii) the unaudited condensed statement of operations of AavantiBio for the nine months ended September 30, 2022, as filed as an exhibit to the Company’s Current Report on Form 8-K (Exhibit No. 99.3) with the Securities and Exchange Commission on December 5, 2022, and gives effect to the Acquisition as if it took place as of January 1, 2021.

3. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines (i) the audited statement of operations of Solid for the year ended December 31, 2021 as filed in the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission on March 14, 2022, and (ii) the audited statement of operations of AavantiBio for the year ended December 31, 2021 as filed as an exhibit to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission on December 5, 2022, and gives effect to the Acquisition as if it took place as of January 1, 2021.

At this time, Solid and AavantiBio are not aware of any accounting policy or financial statement classification differences that would have a material impact on the unaudited pro forma condensed combined financial information presented herein.

The Acquisition reflected in the unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations, under U.S. GAAP. Based on the definitions of control, the Acquisition is deemed to be a forward-merger between Solid and AavantiBio with Solid as the accounting acquirer. Under the acquisition method, the total consideration is calculated as described in the Introduction to the unaudited pro forma condensed combined financial information. In accordance with the accounting guidance for business combinations, the assets acquired and the liabilities assumed of AavantiBio will be measured at their estimated fair values. The pro forma financial information has accounted for AavantiBio’s assets and liabilities based on their historical amounts other than the acquired in-process research and development (“IPR&D”). The Company engaged a third-party valuation firm to perform an independent valuation of the acquired IPR&D.

The Company’s unaudited pro forma Purchase Price allocation includes acquired IPR&D with a preliminary fair value of approximately $6.4 million. Since the identifiable intangible asset represents IPR&D, IPR&D will not be amortized, but instead will be tested for impairment at least annually for events or circumstances that may indicate a possible impairment exists. In the event management determines that the value of IPR&D has been impaired, the Company will incur an impairment charge during the period in which the determination is made.

Intangible Asset	Fair value (in thousands)	Useful Live	Amortization Method
In-process Research & Development	$6,400	Indefinite	N/A

The Company adopted ASC 842 Leases on January 1, 2019. The Company reflected the adoption of ASC 842 for AavantiBio within the unaudited pro forma condensed combined financial statements as if AavantiBio had adopted ASC 842 on January 1, 2019.

Note 2. Purchase Consideration and preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed are recorded at the fair values. The Purchase Price allocation provided in these unaudited pro forma condensed combined financial statements is preliminary and based on estimates of the fair value as of September 30, 2022 and not the actual date of the closing of the Acquisition. The Company has engaged a third-party valuation company to assist it with the valuation of AavantiBio’s IPR&D; and for all other assets acquired and liabilities assumed for pro forma purposes, the Company has assumed that their respective books values are a fair representation of their fair values. As the estimated fair values are preliminary, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimate of the Company based on the information currently available and are subject to change once additional analyses are completed. There can be no assurance that such third-party valuation work will not result in material changes from the preliminary accounting treatment included in the accompanying unaudited pro forma condensed combined financial statements.

The aggregate consideration (the “Aggregate Consideration”) payable by Solid to the former stockholders of AavantiBio in the Acquisition is defined as being equal to an aggregate of (x) $1,000 in cash and (y) a number of shares of Solid’s common stock equal to (a) such number of shares of Solid’s common stock (rounded to the nearest whole share) equal to fifteen percent (15%) of outstanding shares of Solid’s common stock as of immediately following the closing of the Acquisition (and for the avoidance of doubt, before giving effect to the issuance of any securities in the Private Placement), calculated on a fully diluted basis using the treasury stock method (including, for clarity, calculated by disregarding any then out-of-the-money outstanding stock options or warrants of Solid based on the Solid Closing Stock Price (as defined in the Merger Agreement) and treating any awards or grants that are subject to vesting at such time as being fully vested, settled and outstanding at such time to the extent such awards are not out-of-the-money), less (b) a number of shares of Solid’s common stock equal to (i) the amount by which the aggregate amount of closing indebtedness exceeds $3,000,000, divided by (ii) the volume-weighted average price, rounded to four decimal points, of shares of Solid’s common stock on Nasdaq (as reported on Bloomberg L.P. under the function) over the five (5) consecutive trading day period ending two (2) full trading days prior to the date of the closing of the Acquisition; provided that in the event of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Solid’s capital stock), reorganization, recapitalization or other like change with respect to Solid’s capital stock that has a record date after the date of the Merger Agreement and on or before the payment to the holders of AavantiBio’s stock of the shares of Solid’s common stock comprising the Aggregate Consideration and that is not fully reflected in the calculation of the Aggregate Consideration, the calculation of Aggregate Consideration shall be adjusted, as applicable and appropriate, to fully reflect such event. The Company has calculated the Purchase Price as below:

Purchase Price:

Amount (in thousands, except share and per share amounts)
Number of shares issued	1,354,258
Value of common shares issued by the Company	$6.77

Fair value of consideration transferred	$9,168

The price per share of the Company’s common stock in the calculation of the Purchase Price set forth herein is based on the closing price of Solid’s common stock on the Nasdaq Global Select Market on December 2, 2022, which was $6.77.

The table below represents a preliminary allocation of the total Purchase Price to the AavantiBio assets and liabilities in the Acquisition based on the Company’s preliminary estimate of their respective fair values:

Preliminary Allocation of Purchase Consideration:

Fair value (in thousands)
Assets acquired:
Cash and cash equivalents	$37,609
Prepaid expenses and other current assets	434
Property and equipment	2,888
Operating leases – ROU asset	3,444
Other non-current assets	22
IPR&D	6,400

Total assets acquired	50,797

Liabilities assumed:
Accounts payable	4,029
Accrued expenses	2,919
Operating lease liabilities-ROU	3,806
Share repurchase liability	220

Total liabilities assumed	10,974

Bargain purchase gain	(30,655)

Fair value of net assets acquired	$9,168

The bargain purchase gain represents the estimated preliminary amounts assigned to the fair value of the AavantiBio assets acquired and liabilities assumed exceeding the Purchase Price. Since these amounts are estimates, the final amount of bargain purchase gain recorded may differ materially from the amount presented.

The preliminary fair value of the identifiable intangible assets acquired was estimated using a combination of asset-based and income-based valuation methodologies. The asset-based valuation methodology established a fair value estimate based on the cost of replacing the asset, less amortization from functional use and economic obsolescence, if present and measurable. The income-based valuation methodology utilizes a discounted cash flow technique where the expected future economic benefits of ownership of an asset are discounted back to present value. This valuation technique requires the Company to make certain assumptions about future operating performance and cash flow, and other such variables which are discounted to present value using a discount rate that reflects the risk factors associated with future cash flow, the characteristics of the assets acquired, and the experience of the acquired business. Such valuation methodologies and estimates are subject to change, possibly materially, as additional information becomes available and as additional analyses are performed.

The preliminary unaudited pro forma Purchase Price allocation has been made solely for the purpose of preparing these unaudited pro forma condensed combined financial statements. The amounts allocated to AavantiBio’s acquired assets and assumed liabilities could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease in the fair value of the assets or an increase in the fair value of the liabilities from the preliminary valuations presented would result in a dollar-for-dollar corresponding increase in the amount of the bargain purchase gain that will result from the Acquisition. In addition, if the value of the property and equipment is higher than the amounts included in these unaudited pro forma condensed combined financial statements, it may result in higher depreciation expense than is presented in the unaudited pro forma condensed combined statements of operations. Any such increases could be material and could result in the Company’s actual future financial condition and results of operations differing materially from those presented in the unaudited pro forma condensed combined financial statements.